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                                  EXHIBIT 3.7
           Amendment of Articles of Incorporation, dated July 28, 1999

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                  AMENDMENT TO THE ARTICLES OF INCORPORATION
                                      BY
                      ACTION BY UNANIMOUS WRITTEN CONSENT
                                      OF
                               BOARD OF DIRECTORS
                                      OF
                           ONLINE HEARING DOT COM, CO.


     The undersigned constituting all of the directors of Online Hearing Dot Com, Co., a Florida corporation ("Corporation") hereby adopt the Resolutions set forth below, upon their unanimous written consent under the applicable provisions of Florida law.

     RESOLVED, that the Board of Directors does hereby create and designate out of the Corporation's authorized 20,000,000 shares of $.0001 par value preferred stock, a new class of stock known as the "series A Special Voting Preferred Shares" by amending the Corporation's Articles of Incorporation to add thereto a new section as follows:

     4.4   Series A Special Voting Preferred Share

     (a) Designation and Amount. Pursuant to a resolution adopted by the Board of Directors of the Corporation on July 28, 1999, 9,000,000 preferred shares (of $.0001 par value) is hereby constituted as a series of preferred shares of the Corporation which shall be designated as the "Series A Special Voting Preferred Shares" (the "Series A Preferred Shares"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.

     (b) Dividends and Distributions. The holder of the Series A Preferred Shares shall not be entitled to receive any portion of any dividend or distribution at any time.

     (c) Voting Rights. The holder of the Series A Preferred Shares shall have the following voting rights:

           (I) The Series A Preferred Shares shall entitle the holders thereof to one vote for each Series A Preferred held by such holder. (Such number is equal to the number of Exchangeable Shares of Rompus CD-Rom Production Ltd. ("Rompus") outstanding as of the date hereof).

           (ii) Except as otherwise provided herein or by law, the holder of the Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

           (iii) Except as set forth herein, the holders of the Series A Preferred Shares shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     (d)   Additional Provisions

           (I) The holder of the Series A Preferred Shares are entitled to exercise the voting rights attendant thereto in such manner as such holders desire.

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           (ii)     At such time as (A) the Series A Preferred Shares entitle
                    their holder to a number of votes equal to zero because there are no Exchangeable Shares of Rompus outstanding which are not owned by the corporation or any of its direct or indirect subsidiaries, and (B) there are no share of stock, debt, option or other agreement, obligation or commitment of Rompus which could by its terms require
                    Rompus to issue any Exchangeable Shares to any person other than the Corporation or any of its direct or indirect subsidiaries, then the Series A Preferred Shares shall thereupon be retired and canceled promptly thereafter.
                    Such share shall upon its cancellation, and upon the taking, of any such action required by applicable law, become an authorized but unissued preferred share and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (e)   Required Shares

           If the Series A Preferred Shares should be purchased or otherwise acquired by the Corporation in any manner whatsoever, then the Series A preferred Shares shall be retired and canceled promptly after the acquisition thereof. Such shares shall upon its cancellation and upon the taking of any action required by applicable law, become an authorized but unissued preferred share and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuances set forth herein.

     (f)   Liquidation, Dissolution or Winding Up.

           Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Shares shall not be entitled to any portion of any distribution.

     (e)   No Redemption or Conversion.

           The Series A Preferred Shares shall not be redeemable or convertible.

     3. This amendment was duly adopted by the Board of Directors of the Corporation without shareholder action, and shareholder action was not required.

           Executed on the dates set forth below.

           ONLINE HEARING DOT COM, CO.


                July 28, 1999                 /s/ Bradley R. Wilson
                                            ----------------------------------
                                            Bradley R. Wilson


                July 28, 1999                 /s/  Patti Cooke
                                            ----------------------------------
                                            Patti Cooke